Exhibit 10.16

Prepared by and upon

recording return to:

Blackwell Sanders Peper Martin LLP

4801 Main Street - Suite 1000

Kansas City, Missouri 64112

Attn: Gaylord Smith, Esq.

9925

DEED TO SECURE DEBT AND SECURITY AGREEMENT

THIS DEED TO SECURE DEBT AND SECURITY AGREEMENT (hereinafter this “Deed”) is made this 29th day of November, 2005, by RT DEERFIELD I, LLC, a Delaware limited liability company, as mortgagor (“Borrower”), to and in favor of ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA, a Minnesota corporation, as mortgagee (“Lender”).

GRANTING CLAUSE

In consideration of the sum of Nine Million Seven Hundred Twenty-Five Thousand and 00/100 Dollars ($9,725,000.00) paid to Borrower by Lender (the “Loan”), and for the purpose of securing: (a) the repayment of the indebtedness evidenced by Borrower’s Promissory Note of even date herewith, payable to the order of Lender in the principal amount of $9,725,000.00, said principal sum, with interest thereon at the rate of 5.23% per annum, being finally due and payable on December 10, 2015, and all renewals, extensions and modifications thereof and any note issued in substitution therefor (the “Note”); (b) the payment of all other sums with interest thereon as may be advanced by Lender in accordance with this Deed, the Assignment of Rents and Leases of even date herewith from Borrower to Lender (the “Assignment”), the Environmental Indemnity of even date herewith from Borrower and other parties to Lender (the “Indemnity”), and any other instruments or documents evidencing the Loan or securing payment of the Note (the Note, Deed, Assignment, Indemnity, and any other documents or instruments evidencing the Loan or securing payment of the Note, are together referred to as the “Loan Documents”) (the indebtedness evidenced by the Note and all such other sums are hereinafter collectively referred to as the “Indebtedness”): and (c) the performance of all the covenants and agreements of Borrower contained in the Loan Documents, Borrower does hereby GRANT, BARGAIN, SELL, ASSIGN, TRANSFER, WARRANT and CONVEY unto Lender the tract or parcel of land (hereinafter called the “Land”), located in Fulton County, Georgia, described in Exhibit A, attached hereto and incorporated herein, together with all of Borrower’s right, title and interest in: (i) all of the buildings, structures and other improvements now standing or at any time hereafter constructed or placed upon the Land; and (ii) all lighting, heating, ventilating, air conditioning, sprinkling and plumbing fixtures, water and power systems, engines and machinery, boilers, furnaces, oil burners, elevators and motors, communication systems, dynamos, transformers, electrical equipment and all other fixtures of every description located in or on, or used, or intended to be used in connection with the Land or any building now or hereafter located thereon (excluding, however, fixtures owned by tenants, licensees or other parties leasing or occupying space in any building now or hereafter located on the Land under written agreements); and (iii) all hereditaments, easements, appurtenances, riparian rights, rents, issues, profits, condemnation awards, mineral rights and water rights now or hereafter belonging or in any way pertaining to the Land or to any building now or hereafter located thereon and all the estates, rights and interests of Borrower in the Land; (iv) all building materials, furniture, furnishings, maintenance equipment and all other personal property now or hereafter located in, or on, or used, or intended to be used in connection with the Land or any building now or hereafter located thereon and all replacements and additions thereto (excluding personal property owned by tenants, licensees or other parties leasing or occupying space in any building now or hereafter located on the Land under written agreements); and (v) all additions, accessions, increases, parts, fittings, accessories, replacements, substitutions, betterments, repairs and proceeds to any and all of the foregoing (all of the foregoing, together with the Land, are hereinafter referred to as the “Secured Property”). With respect to any portion of the Secured Property which constitutes personal property, fixtures or other property governed by the Georgia Uniform Commercial Code, this Deed shall constitute a security agreement between Borrower as the debtor and Lender as the secured party, and Borrower hereby grants Lender a security interest in such portion of the Secured Property.

TO HAVE AND TO HOLD the Secured Property unto and to the use and benefit of Lender and its successors and assigns, in fee simple forever, and Borrower covenants that it is lawfully seized and possessed of the Secured Property in fee and has good title and right to convey the same. Notwithstanding the defined term used to describe this instrument, the conveyance herein is intended to and shall constitute and be construed as a deed passing title to the Secured Property to Lender, and is made under those portions of the existing laws of the State of Georgia (O.C.G.A. Section 44-14-60 et. seq.) relating to conveyances and deeds to secure debt, and not as a mortgage; provided, nevertheless, that this Deed is made upon the express condition that if Borrower shall pay to Lender as and when due and payable the principal of and interest on the Note and all other Indebtedness, and shall also keep and perform each and every covenant and agreement of Borrower herein contained, then, this Deed and the estate, right and interest of Lender created hereby, shall be released by Lender at Borrower’s expense.

Borrower represents, warrants and covenants to and with Lender that it is lawfully seized of the Land in fee simple and has good right and full power and authority under all applicable provisions of law and under its organizational documents to execute this Deed and the Loan Documents and to grant a deed to secure debt for the Secured Property; that the Secured Property is free from all liens, security interests and encumbrances except those listed as exceptions to title in the policy of loan title insurance issued to Lender and insuring the lien of this Deed (the “Permitted Encumbrances”); that Borrower will warrant and defend the title to the Secured

Property and the lien and priority of this Deed against all claims and demands of all persons whomsoever, whether now existing or hereafter arising, except the Permitted Encumbrances; and that all buildings and improvements now or hereafter located on the Land are, or will be located entirely within the boundaries of the Land.

Borrower further covenants and agrees as follows:

1. Payment of the Note. Borrower will duly and punctually pay the principal of and interest on the Note in accordance with the terms of the Note, and all other Indebtedness, when and as due and payable. The provisions of the Note are hereby incorporated by reference into this Deed as fully as if set forth at length herein. Time is of the essence hereof.

2. Fund for Taxes, Assessments and Insurance Premiums. (a) Borrower shall pay to Lender on the day monthly installments of interest or principal and interest are payable under the Note, until the Note is paid in full, a sum equal to one-twelfth (or such greater fraction as may be necessary to accumulate sufficient funds to make any payment due less than thirteen (13) months after the date thereof) of the yearly taxes and assessments levied against the Secured Property and the premiums on all insurance required to be maintained by Borrower hereunder as estimated initially and from time to time by Lender, to be applied by Lender to pay said taxes, assessments and insurance premiums (such amounts being hereafter referred to as the “Funds”). Lender shall apply the Funds to pay said taxes, assessments and insurance premiums prior to the date that penalty attaches for nonpayment so long as the amount of Funds held by Lender is sufficient at that time to make such payments. Such Funds shall be held without allowance of interest or dividends to Borrower, and shall not be, nor be deemed to be, trust funds, and Lender may commingle the Funds with other moneys held by Lender.

(b) If the amount of the Funds held by Lender shall exceed at any time the amount deemed necessary by Lender to provide for the payment of taxes, assessments and insurance premiums, such excess shall, at the option of Lender, either be promptly repaid to Borrower or be credited to Borrower on the next monthly installment of Funds due. If at any time the amount of the Funds held by Lender shall be less than the amount deemed necessary by Lender to pay taxes, assessments and insurance premiums as they fall due, Borrower shall, within fifteen (15) days after notice of demand therefor, pay to Lender any amount necessary to make up the deficiency upon notice from Lender to Borrower requesting payment thereof. The Funds are hereby pledged as additional security for the Indebtedness.

(c) Upon the occurrence of any Event of Default (as defined in Paragraph 19) Lender may apply in any order as Lender shall determine in its sole and absolute discretion, any Funds held by Lender at the time of application to pay taxes, assessments and insurance premiums which are then or will thereafter become due or as a credit against the Indebtedness. Promptly upon payment in full of all Indebtedness, Lender shall refund to Borrower any Funds held by Lender.

3. Application of Payments. All payments received by Lender from Borrower under the Note or the Loan Documents shall be applied by Lender in the following order of priority: (i) amounts payable to Lender by Borrower under Paragraph 2; (ii) interest payable on advances made pursuant to Paragraph 13; (iii) principal of advances made pursuant to Paragraph 13;

(iv) interest payable on the Note; (v) principal of the Note; (vi) any other sums secured by this Deed, in such order of application as Lender may determine.

4. Payment of Taxes, Assessments and Other Charges. Subject to payments in the manner provided under Paragraph 2 and to Paragraph 9 relating to contests, Borrower shall pay before a penalty might attach for nonpayment thereof, all taxes and assessments and all other charges whatsoever levied upon or assessed or placed against the Secured Property, except that assessments may be paid in installments so long as no fine or penalty is added to any installment for the nonpayment thereof. Borrower shall likewise pay any and all governmental levies or assessments such as maintenance charges, owner association dues or charges or fees, levies or charges resulting from covenants, conditions and restrictions affecting the Secured Property, which are assessed or imposed upon the Secured Property or any part thereof or become due and payable, and which create, may create or appear to create a lien upon the Secured Property, or any part thereof. Borrower shall likewise pay all taxes, assessments and other charges, levied upon or assessed, placed or made against, or measured by, this Deed, or the recordation hereof, or the Indebtedness secured hereby. In the event of any legislative action or judicial decision after the date of this Deed, imposing upon Lender the obligation to pay any such taxes, assessments or other charges, or deducting the amount secured by this Deed from the value of the Secured Property for the purpose of taxation, or changing in any way the laws now in force for the taxation of mortgages, deeds of trust or debts secured thereby, or the manner of the operation of any such taxes so as to affect the interests of Lender, then, and in such event, Borrower shall bear and pay the full amount of such taxes, assessments or other charges. Notwithstanding the foregoing provisions of this Paragraph 4, if for any reason payment by Borrower of any such taxes, assessments or other charges would be unlawful, or if the payment thereof would render the indebtedness evidenced by the Note usurious, Lender may declare the whole sum secured by this Deed, with interest thereon, to be due and payable sixty (60) days from the date such declaration is given to Borrower, without a prepayment premium. Borrower shall promptly furnish to Lender all notices received by Borrower of amounts due under this paragraph and in the event Borrower shall make payment directly, Borrower shall promptly furnish to Lender receipts evidencing such payments.

5. Payment of Utility Charges. Borrower shall pay or cause to be paid all charges made by utility companies, whether public or private, for electricity, gas, heat, water, or sewer, furnished or used in connection with the Secured Property or any part thereof, and will, upon written request of Lender, furnish proper receipts evidencing such payment if made by Borrower.

6. Liens. Borrower shall not create, incur or suffer to exist any lien, encumbrance or charge on the Secured Property or any part thereof which might or could be held to be equal or prior to the lien of this Deed, other than the Permitted Encumbrances. Borrower shall pay or cause to be paid, when due, the claims of all persons supplying labor or materials to or in connection with the Secured Property.

7. Compliance with Laws. Borrower shall comply with all present and future statutes, laws, rules, orders, regulations and ordinances affecting the Secured Property, any part thereof or the use thereof. Borrower shall not initiate or consent to any zoning reclassification or material change in the zoning of the Secured Property, or initiate or consent to any variation of zoning standards affecting the Secured Property, without the prior written consent of Lender, in its sole discretion.

8. Hazardous Substances, (a) Definitions. As used in this Deed, the following terms shall have the following meanings:

(1) “Environmental Law” means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., the Hazardous Materials Transportation Act. 49 U.S.C. § 1802 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.,. the Clean Water Act, 33 U.S.C. § 1321 et seq., the Clean Air Act 42 U.S.C. § 7401 et seq., and any other applicable federal, state, county, municipal, local or other statute, law, ordinance or regulation which regulate the environment, all as may be from time to time amended.

(2) “Hazardous Substances” means asbestos ureaformaldehyde, polychlorinated biphenyls (“PCBs”), nuclear fuel or material, chemical waste, radioactive material, explosives, known carcinogens, petroleum products and by-products and other dangerous, toxic or hazardous pollutants, contaminants, chemicals, materials or substances listed or identified in, or regulated by, any Environmental Law.

(3) “Governmental Agency” means any local, state or federal government, or any local, state or federal agency or quasi-governmental agency, authority, board, bureau, commission or administrative tribunal having jurisdiction over the Secured Property.

(b) Representations and Warranties. Borrower represents and warrants to Lender that:

(1) To the actual knowledge of Borrower, except as disclosed by the “Initial Environmental Report” described in Paragraph 8(d), there are not present in, on or under the Secured Property any Hazardous Substances in violation of any Environmental Laws, other than products used in the ordinary course of business by tenants of the Secured Property and products used in the ordinary course of the operation of the Secured Property for landscape maintenance, janitorial services and pest control.

(2) To the actual knowledge of Borrower, except as disclosed by the Initial Environmental Report, the Secured Property is not presently being used and has not in the past been used, for the handling, storage, transportation, manufacture, release or disposal of any Hazardous Substances in violation of any Environmental Laws, other than products used in the ordinary course of business by tenants of the Secured Property and products used in the ordinary course of the operation of the Secured Property for landscape maintenance, janitorial services and pest control.

(3) To the actual knowledge of Borrower, except as disclosed by the Initial Environmental Report, there are no present and there have not been any past claims, investigations, administrative proceedings, litigation, regulatory hearings or requests or demands for remedial or response actions or for compensation, which may be proposed, threatened or pending with respect to the Secured Property, alleging noncompliance with or violation of any Environmental Law, seeking relief under any Environmental Law or relating to any required environmental permits, licenses or authorizations.

(4) To the actual knowledge of Borrower, all reports and notices required by any Environmental Law have been duly made with respect to the Secured Property, and all permits, licenses and authorizations required by any Environmental Law have been obtained and are in full force and effect with respect to the Secured Property.

(5) To the actual knowledge of Borrower, except as disclosed by the Initial Environmental Report, there is not now present nor has there ever been present, in, on or under the Secured Property any above-ground or underground storage tanks used for the storage of petroleum, petroleum by-products or any other Hazardous Substances.

(6) To the actual knowledge of Borrower, except as disclosed by the Initial Environmental Report, the Secured Property is not and never has been listed on the United States Environmental Protection Agency’s National Priorities List of Hazardous Waste Sites or on any other list, schedule, log, inventory or record of hazardous waste sites maintained by any federal, state, or local agency.

(7) Borrower has disclosed and delivered to Lender all environmental reports and investigations which Borrower has obtained or ordered with respect to the Secured Property.

(c) Prohibited Uses. Borrower shall not use, or permit the use of, the Secured Property for the handling, storage, transportation, manufacture, release or disposal of any Hazardous Substances in violation of Environmental Laws. In addition, except for existing facilities disclosed by the Initial Environmental Report, Borrower shall not install or maintain, or permit the installation or maintenance of, any above-ground or underground storage tanks for the storage of petroleum, petroleum by-products or other Hazardous Substances in, about or under the Secured Property unless (i) Borrower has obtained the prior written consent of Lender for such installation and maintenance and (ii) Borrower installs and maintains such aboveground or underground storage tanks in compliance with all applicable Environmental Laws. Notwithstanding the foregoing, Borrower or any tenant of Borrower may use or store immaterial amounts of commonly known and used materials which may be deemed Hazardous Substances hereunder, provided that any such use or storage (x) does not constitute a remunerative activity of Borrower or any tenant, (y) is incidental to Borrower’s operation of the Secured Property or such tenant’s primary use of the Secured Property and does not constitute a primary use thereof, and (z) complies at all times with all applicable Environmental Laws.

(d) Environmental Reports. Lender acknowledges receipt from Borrower of the Phase I Environmental Site Assessment of the Secured Property dated May 24, 2005, prepared by ATC Associates, Inc. (the “Initial Environmental Report”). Upon the occurrence of an Event of Default hereunder or if Lender receives information which leads Lender, in its reasonable discretion, to believe that, except as permitted in Paragraph 8(c), any Hazardous Substance is present on or is being handled, stored, transported, manufactured, released or disposed of in, on or under the Secured Property in violation of Environmental Laws, Lender may obtain, upon notice to Borrower and at Borrower’s expense, further environmental reports from a reputable environmental consultant of Lender’s choice. If any such environmental report indicates any presence, handling, storage, transportation, manufacture, release or disposal of Hazardous Substances in, on or under the Secured Property in violation of Environmental Laws, Lender may require Borrower, at Borrower’s expense, to remedy any such presence, handling, storage, transportation, manufacture, release, or disposal to the satisfaction of Lender.

(e) Legal Proceedings and Remedial Actions. Borrower shall immediately notify Lender in writing of any claim, investigation, administrative proceeding, litigation, regulatory hearing or request or demand of which Borrower receives written notice for remedial or response action or for compensation which may be proposed, threatened or pending, alleging the presence, handling, storage, transportation, manufacture, release or disposal of Hazardous Substances in, on or under the Secured Property in violation of Environmental Laws. Lender shall have the right, but not the obligation, to join and participate in any such investigation, administrative proceeding, litigation, regulatory hearing or other action and to have its attorneys’ fees and expenses in connection therewith paid by Borrower. Without Lender’s prior written consent, Borrower shall not take any remedial or response action or enter into any settlement or other compromise with respect to any claim, investigation, administrative proceeding, litigation, regulatory hearing or request or demand for remedial or response action or for compensation which, in Lender’s reasonable judgment, may impair the value of Lender’s security under this Deed; provided that Lender’s consent shall not be required for any such remedial or response action which is required by Environmental Laws or by any Governmental Agency.

9. Permitted Contests. Borrower shall not be required to (i) pay any tax, assessment or other charge referred to in Paragraph 4, (ii) pay any charge referred to in Paragraph 5, or (iii) discharge or remove any lien, encumbrance or charge referred to in Paragraph 6, or (iv) comply with any laws, rules, orders, regulations and ordinances, so long as Borrower shall:

(a) Contest, in good faith, the existence, amount or the validity thereof, the amount of damages caused thereby or the extent of its liability therefor, by appropriate proceedings which shall operate during the pendency thereof to prevent (i) the collection of, or other realization upon the tax, assessment, charge or lien, encumbrance or charge so contested, (ii) the sale, forfeiture or loss of the Secured Property or any part thereof, and (iii) any material interference with the use or occupancy of the Secured Property or any part thereof;

(b) Pay (in the case of taxes and assessments) to the applicable taxing authority or court such sums as may be required by law as a condition of any such contest; and

(c) Give such security to Lender as may be reasonably demanded by Lender to ensure compliance with the foregoing provisions of this Paragraph 9. Borrower shall give prompt written notice to Lender of the commencement of any contest referred to in this Paragraph 9.

10. Insurance, (a) Risks to be Insured. Borrower, at its sole cost and expense, will maintain insurance of the following character:

(1) Insurance on the buildings and other improvements now existing or hereafter erected on the Land and on the fixtures and personal property included in the Secured Property against loss by fire, and other hazards covered by the so-called “special form” of policy, and terrorism coverage (if available at a commercially reasonable premium, and if excluded from the coverage of Borrowers property damage policy), without a coinsurance clause, (or with a coinsurance clause and an endorsement approved by Lender) in an amount equal to the full replacement cost thereof without deduction for physical depreciation, which insurance shall in no event be less than the principal amount of the Loan. While any building or other improvement is in the course of being constructed or rebuilt on the Land, Borrower shall provide the aforesaid hazard insurance in builder’s risk completed value form including coverage available on the so-called “all-risk non-reporting form of policy for an amount equal to 100% of the insurable replacement cost of such building or other improvement.

(2) If the Secured Property includes steam boilers or other equipment for the generation or transmission of steam, insurance against loss or damage by explosion, rupture or bursting of steam boilers, pipes, turbines, engines and other pressure vessels and equipment, in an amount satisfactory to Lender, without a coinsurance clause.

(3) If the building located on the Land or any part thereof is located in a designated official flood-hazardous area, flood insurance insuring the buildings and improvements now existing or hereafter erected on the Land in an amount equal to the lesser of the principal balance of the Note or the maximum limit of coverage made available with respect to such buildings and improvements under the Federal Flood Disaster Protection Act of 1973, as amended, and the regulations issued thereunder.

(4) Comprehensive general liability insurance protecting against claims arising from any accident or occurrence in or upon the Secured Property in the form and in an amount satisfactory to Lender.

(5) While any building or improvement is in the course of being constructed, renovated or rebuilt on the Land, builder’s risk insurance and such workers’ compensation insurance as is required by statute.

(6) Insurance against interruption of business in respect of the Secured Property in an amount sufficient to pay (i) one (1) year’s debt service on the Note, including principal and interest thereof, (ii) tax and assessment payments described in Paragraph 2, (iii) insurance premiums for the coverages required in this Paragraph 10, and (iv) all other operating expenses of the Secured Property.

(b) Policy Provisions. All insurance policies and renewals thereof maintained by Borrower pursuant to Subparagraphs 10(a)(1) through (a)(3) and (a)(6) shall be written by an insurance carrier with a rating of A:X or higher in Best’s Insurance Reports, and otherwise satisfactory to Lender, contain a standard non-contributory mortgagee clause in favor of and in form acceptable to Lender, contain an agreement of the insurer that it will not cancel or modify the policy except after thirty (30) days’ prior written notice to Lender, and be reasonably satisfactory to Lender in all other respects. The insurance maintained pursuant to Subparagraphs 10 (a)(4) and (a)(5) shall also be written by an insurance carrier acceptable to Lender and shall name Lender as an additional insured.

(c) Delivery of Policy. Borrower will deliver to Lender copies of policies satisfactory to Lender evidencing the insurance which is required under Subparagraphs 10(a)(1)

through (a)(3) and (a)(6), certificates evidencing the insurance which is required under Subparagraphs 10(a)(4) and (a)(5), and Borrower shall promptly furnish to Lender copies of all renewal notices and all receipts of paid premiums received by it. At least thirty (30) days prior to the expiration date of a required policy, Borrower shall deliver to Lender a copy of a renewal policy in form satisfactory to Lender. Lender acknowledges that it has received such policies and/or certificates evidencing the insurance required hereunder and has approved the same for purposes of this Paragraph 10. If Borrower has a blanket insurance policy in force providing coverage for several properties of Borrower, including the Secured Property, Lender will accept a certificate of such insurance together with a copy of such blanket insurance policy; provided the certificate sets forth the amounts of insurance and coverage, and such amounts are at least equal to the amounts required hereinabove, the original policy of insurance is written by a carrier or carriers acceptable to Lender, insures against the risks set forth hereinabove, cannot be amended, modified or canceled without thirty (30) days’ prior written notice to any mortgagee of Borrower, is in an amount not less than the unpaid principal balance secured by this Deed, and has a full replacement cost endorsement meeting the requirements of Subparagraph 10(a)(1).

(d) Assignment of Policy. If the Secured Property is sold at a foreclosure sale or if Lender shall acquire title to the Secured Property, Lender shall have all of the right, title and interest of Borrower in and to any insurance policies required under Subparagraphs 10(a)(1) through (a)(3) and (a)(6) hereof and the unearned premiums thereon and in and to the proceeds resulting from any damage to the Secured Property prior to such sale or acquisition.

(e) Notice of Damage or Destruction; Adjusting Loss. Subject to Paragraph 10(f) below, if the Secured Property or any part thereof shall be damaged or destroyed by fire or other casualty, Borrower will promptly give written notice thereof to the insurance carrier and Lender, and will not adjust any damage or loss unless Lender shall have joined in such adjustment; but if there has been no adjustment of any such damage or loss within four months from the date of occurrence thereof and if an Event of Default shall exist at the end of such four-month period or at any time thereafter, Lender may alone, make proof of loss, adjust and compromise any claim under the policies and appear in and prosecute any action arising from such policies. In connection therewith, Borrower does hereby irrevocably authorize, empower and appoint Lender as attorney-in-fact for Borrower (which appointment is coupled with an interest and is irrevocable) to do any and all of the foregoing in the name and on behalf of Borrower.

(f) Casualty. Borrower shall promptly notify Lender of any loss in excess of $25,000.00, whether covered by insurance or not. In case of loss or damage by fire or other casualty, Lender, or a purchaser at foreclosure is authorized (i) to settle and adjust any claim under insurance policies which insure against such risks (with the duty of Lender to meet and confer with Borrower), or (ii) to allow Borrower to agree with the insurance company or companies on the amount to be paid in regard to such loss; provided, however, so long as no Event of Default is continuing, Borrower shall have the right to settle all insurance claims involving amounts up to $100,000.00 without Lender’s involvement or consent to receive the proceeds directly for application to the costs of restoration. In either case, Lender is authorized to collect and receipt for insurance proceeds in excess of $100,000.00, and to apply the same in accordance with the terms hereof.

(g) Application of Insurance Proceeds. All sums paid under any insurance policy required in Subparagraphs 10(a)(1) through (a)(3) and (a)(6), shall be paid to Lender. Lender agrees to allow the use of sums paid under the insurance policy required under Paragraph (a) above for repair and reconstruction of the Secured Property if, in Lender’s discretion (i) restoration or repair and the continued operation of the Secured Property is economically feasible, (ii) the value of the Secured Property as a result of the restoration or repair of the Secured Property is at least consistent with Lender’s original underwriting standards for the Loan, adjusted for amortization, (iii) leases aggregating not less than seventy percent (70%) of the net rentable square footage of the Secured Property have remain enforceable without material modification of their terms, and Borrower’s monthly net income from such leases exceeds the payments of principal and interest under the Note, (iv) the loss does not occur in the six (6) month period preceding the stated maturity date of the Note and Lender’s independent consultant certifies that the restoration or repair of the Property can be completed at least ninety (90) days prior to the maturity date of the Note, (v) there exists no Event of Default under the Note or this Deed, (vi) insurance proceeds and additional funds deposited by Borrower with Lender prior to the commencement of any repair or reconstruction are adequate to complete repair and reconstruction of the Secured Property pursuant to plans and specifications approved by Lender (which approval shall not be unreasonably delayed), (vii) disbursement procedures acceptable to Lender are in place, which procedures shall include provisions for a prompt response by Lender to all submissions from Borrower and for the deposit of construction shortfalls, collection of lien waivers, issuance of title policies by a title insurance company, payment of Lender’s fees and expenses actually incurred in disbursing, and coordination of work, and Borrower shall have reimbursed Lender for all of its out-of-pocket expenses in connection with such reconstruction and disbursement, including, without limitation, title insurance fees, inspection fees, attorneys’ fees (including costs of paralegals), and architect’s fees, and (viii) Lender shall have received such consents and assurances from municipal authorities, tenants in the Secured Property and others as Lender may request, including, without limitation, assurances from the tenants that they will continue as tenants in the Secured Property upon completion of the repair or reconstruction work, that the leases remain in full force and effect on substantially the same terms as before the occurrence of the damage necessitating the repair or reconstruction work, that there are no unsatisfied claims against Borrower, and that after completion of the repair and reconstruction of the Secured Property the tenants are obligated to pay rent without credit, offset or deduction (other than the abatement of rent and charges as specifically set forth in the respective leases), and that to the best of their knowledge, there exists no default or state of facts which, with notice and/or the passage of time, would constitute a default under any lease on the part of Borrower. Lender may establish other conditions it deems reasonably necessary to assure the work will be completed in good and workmanlike manner free of all liens or claims by reason thereof, and in compliance with all applicable laws, rules and regulations. Notwithstanding the foregoing, it shall be a condition precedent to any disbursement of insurance proceeds held by Lender hereunder that Lender shall have approved (which approval shall not be unreasonably delayed), (x) all plans and specifications for any proposed restoration or repair, (y) the construction schedule, and (z) the architect’s and general contractor’s contract for all restoration or repair that exceeds $100,000.00 in the aggregate. At Lender’s option, the net insurance proceeds shall be disbursed pursuant to a construction escrow acceptable to Lender. If the above conditions are not satisfied as to application of insurance proceeds, and in any event as to condemnation awards, Lender shall apply the same, after first deducting therefrom Lender’s expenses incurred in collecting the same, including but not limited to attorneys’ fees (including costs of paralegals), to the reduction of the outstanding principal balance of the Loan, without a prepayment premium, or to payment of the restoration, repair, replacement or rebuilding of the property that is damaged or destroyed in such manner as Lender may determine. Any application of insurance proceeds or eminent domain proceeds shall not extend or postpone the due dates of the monthly installments of principal and/or interest payable under the Note or change the amount of such installments, except that business interruption insurance proceeds shall be applied to the next ensuing monthly installments.

(h) Reimbursement of Lender’s Expenses. Borrower shall promptly reimburse Lender upon demand for all of Lender’s expenses actually incurred in connection with the collection of the insurance proceeds, including but not limited to reasonable attorneys’ fees, and all such expenses, together with interest from the date of disbursement at the rate stated in the Note (unless collection of interest from Borrower at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from Borrower under applicable law) shall be additional amounts secured by this Deed.

11. Preservation and Maintenance of the Secured Property. Borrower (i) shall keep the buildings and other improvements now or hereafter erected on the Land in safe and good repair and condition, ordinary depreciation and reasonable wear and tear excepted; (ii) subject to Paragraph 10(g), shall, upon damage to or destruction of the Secured Property or any part thereof by fire or other casualty, proceed to restore, repair, replace or rebuild the Secured Property that is damaged or destroyed to the condition it was in immediately prior to such damage or destruction, whether or not any insurance proceeds are available or sufficient for such purpose, unless Lender shall have elected to apply any of such proceeds to reduction of the Indebtedness without prepayment charge; (iii) shall not commit waste or permit impairment or deterioration of the Secured Property; and (iv) shall not remove from the Land any of the fixtures and personal property included in the Secured Property unless the same is immediately replaced with property of at least equal value and utility, and this Deed shall become a valid first lien on such property.

12. Inspection. Lender, or its agents, shall have the right at all reasonable times, and only after reasonable prior notice to Borrower except in the case of emergency, to enter upon the Secured Property for the purposes of inspecting the Secured Property or any part thereof. Lender shall, however, have no duty to make such inspection. Lender shall use all reasonable efforts to minimize any disruption to the tenants, guests, employees or occupants of the Secured Property.

13. Protection of Lender’s Security. Subject to the rights of Borrower under Paragraph 9, if Borrower fails to perform any of the covenants and agreements contained in the Loan Documents prior to the expiration of any cure period specifically provided for such failure, or if any action or proceeding is commenced which adversely affects the Secured Property or the interest of Lender therein, or the title thereto, then Lender, at Lender’s option, may perform such covenants and agreements, defend against and/or investigate such action or proceeding, and take such other action as Lender deems necessary to protect Lender’s interest. Lender shall give Borrower prompt written notice of any such performance, defense or other action taken by Lender. Lender shall be the sole judge of the legality, validity and priority of any claim, lien, encumbrance, tax, assessment, charge and premium paid by it and of the amount necessary to be paid in satisfaction thereof. Lender is hereby given the power of attorney (which power is coupled with an interest and is irrevocable) to enter upon the Secured Property as Borrower’s agent and in Borrower’s name to perform any and all covenants and agreements to be performed by Borrower as herein provided. Any amounts or expenses disbursed or incurred by Lender pursuant to this Paragraph 13, with interest thereon, shall become additional Indebtedness of

Borrower secured by this Deed. Unless Borrower and Lender agree in writing to other terms of repayment, such amounts shall be due and payable fifteen (15) days after notice of demand thereof, and shall bear interest from the date of disbursement at the “Default Rate” stated in the Note, unless collection from Borrower of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from Borrower under applicable law. Lender shall, at its option, be subrogated to the lien of any mortgage or other lien discharged in whole or in part by the Indebtedness or by Lender under the provisions hereof, and any such subrogation rights shall be additional and cumulative security for this Deed. Nothing contained in this Paragraph 13 shall require Lender to incur any expense or do any act hereunder, and Lender shall not be liable to Borrower for any damages or claims arising out of action taken by Lender pursuant to this Paragraph 13.

14. Condemnation. (a) Borrower hereby irrevocably assigns to Lender any award or payment which becomes payable by reason of any taking of the Secured Property, or any part thereof, whether directly or indirectly or temporarily or permanently, in or by condemnation or other eminent domain proceedings (hereinafter called “Taking”). Forthwith upon receipt by Borrower of notice of the institution of any proceeding or negotiations for a Taking, Borrower shall give notice thereof to Lender. Lender may appear in any such proceedings and participate in any such negotiations and may be represented by counsel. Borrower, notwithstanding that Lender may not be a party to any such proceeding, will promptly give to Lender copies of all notices, pleadings, judgments, determinations and other papers received by Borrower therein. Borrower will not enter into any agreement permitting or consenting to the taking of the Secured Property, or any part thereof, or providing for the conveyance thereof in lieu of condemnation, with anyone authorized to acquire the same in condemnation or by eminent domain unless Lender shall first have consented thereto in writing. All Taking awards shall be adjusted jointly by Borrower and Lender. All awards payable as a result of a Taking shall be paid to Lender, which may, at its option, apply them, after first deducting Lender’s expenses incurred in the collection thereof, to the payment of the Indebtedness (without prepayment premium) in accordance with Paragraph 10(g), whether or not due and in such order of application as Lender may determine, or to the repair or restoration of the Secured Property, in the manner as provided in Paragraph 10(g) relating to the application of insurance proceeds or in such manner as Lender may determine; provided, however, that in the event of a partial taking, unless an Event of Default then exists, the award shall be applied to restoration of the Secured Property. Any application of Taking awards to principal of the Note shall not extend or postpone the due dates of the monthly installments payable under the Note or change the amount of such installments.

(b) If the Taking involves a taking of any building or other improvement now or hereafter located on the Land, Borrower shall proceed, with reasonable diligence, to demolish and remove any ruins and complete repair or restoration of the Secured Property as nearly as possible to its respective size, type and character immediately prior to the Taking, whether or not the condemnation awards are available or adequate to complete such repair or restoration unless Lender has applied the entire condemnation award or a substantial portion thereof to payment of the Indebtedness (without prepayment premium) in accordance with Paragraph 10(g). Borrower shall promptly reimburse Lender upon demand for all of Lender’s expenses (including reasonable attorneys’ fees) incurred in the collection of awards and their disbursement in accordance with this paragraph, and all such expenses, together with interest from the date of disbursement at the rate stated in the Note (unless collection of interest from Borrower at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from Borrower under applicable law) shall be additional amounts secured by this Deed.

15. Financial Covenants, Statements and Other Information; Books and Records.

(a) Status of Borrower. Borrower is and, unless changed as provided below, will continue to be a limited liability company duly organized and validly existing under the laws of the State of Delaware, in good standing and qualified to do business in the State of Georgia. Borrower may not change its form of organization or state of organization without the prior written consent of Lender, which consent will not be withheld unless the proposed change will have a material, adverse effect on Lender’s security for the Loan or the rights of Lender under the Loan Documents.

(b) Financial Reports as to Borrower and Principal. Borrower will deliver to Lender, within one hundred twenty (120) days after the end of each fiscal year of Borrower and CBRE Operating Partnership, L.P., a Delaware limited partnership (“Principal”), financial statements that cover the last fiscal year of Borrower and Principal, certified by Borrower and Principal, prepared in accordance with the generally accepted accounting principles, consistently applied (“GAAP”). If an Event of Default occurs, Borrower and Principal will deliver to Lender upon demand year-to-date audited financial statements, and thereafter annual audited financial statements, prepared by independent certified public accountants of recognized national standing in accordance with GAAP.

(c) Financial Reports as to the Secured Property. Borrower will prepare or cause to be prepared at its expense and deliver to Lender for the Secured Property (in such number as may reasonably be requested):

(1) As soon as practicable after the end of each calendar year, and in no event later than one hundred twenty (120) days thereafter, a separate unaudited statement of the income from and expenses incurred with respect to the Secured Property for such year, including a balance sheet, an operating/financial statement and a current tenant summary, setting forth in comparative form the figures for the previous calendar year, prepared in accordance with GAAP and certified to be true and correct by Borrower. Upon the occurrence of an Event of Default and at the request of Lender, such income and expense statements shall be audited. The tenant summary (which may be prepared using separate reports) shall include tenants’ names, square footage, lease commencement and expiration dates, base rent and other charges, security deposits, options and other lease concessions, delinquencies, unleased space, vacant space and, with respect to leases that have expired within the year or will expire in the next year, the new or proposed lease terms for such leases that have been renewed (a “Leasing Summary”).

(2) As soon as practicable after the occurrence of an Event of Default, and in no event later than thirty (30) days thereafter, and monthly thereafter until such time as there is not in existence an uncured Event of Default, a Leasing Summary and an unaudited statement of the income from and expenses incurred with respect to the Secured Property for each month and the year to date, setting forth in comparative form the figures for the previous calendar year, all in reasonable detail and prepared and certified to be true and correct by Borrower.

(d) Books and Records. Borrower shall keep and maintain at all times at Borrower’s address stated below or at such other place as Lender may approve in writing, complete and accurate books of accounts and records in sufficient detail to reflect correctly the results of the operation of the Secured Property and copies of all written contracts, leases and other instruments which affect the Secured Property. Lender hereby approves any office of the manager of the Secured Property located in the Atlanta metropolitan area. Such books, records, contracts, leases and other instruments shall, upon reasonable prior notice, be subject to examination and inspection by Lender or its representative during ordinary business hours. If Borrower fails to provide the operating/financial statements specified in Paragraph 15(c), Lender shall have the right, upon five (5) days notice to Borrower, to audit Borrower’s books and records at Borrower’s expense.

(e) Single Asset/Special Purpose Entity. Borrower warrants, represents and covenants that it has not and shall not, so long as any amounts are outstanding and owing under the Loan:

(1) Engage in any business or activity other than the ownership, operation and maintenance of the Secured Property, and activities incidental thereto;

(2) Acquire or own any material assets other than (i) the Secured Property, and (ii) such incidental personal property as may be necessary for the leasing, maintenance and operation of the Secured Property;

(3) Merge into or consolidate with any person or entity or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets (except in connection with a prepayment permitted under the Note) or change its legal structure, without in each case Lender’s prior written consent;

(4) Fail to observe its organizational formalities or preserve its existence as an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, and qualification to do business in the state where the Property is located, or, without the prior written consent of Lender, amend or modify, terminate or fail to comply with the provisions of Borrower’s Certificate of Formation, Operating Agreement or similar organizational documents, as the case may be;

(5) Own any subsidiary or make any investment in any person or entity without the prior written consent of Lender;

(6) Commingle its assets with the assets of any of its members, affiliates, or principals, or of any person or entity, participate in a cash management system with any other person or entity;

(7) Incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Indebtedness, except for trade payables in the ordinary course of its business of owning, leasing, maintaining and operating the Secured Property, provided that such debt is not evidenced by a note and is paid when due;

(8) Fail to maintain its records, books of account and bank accounts separate and apart from those of the members, principals and affiliates of Borrower, the affiliates of members or principals of Borrower, and any other person or entity;

(9) Enter into any contract or agreement with any member, principal or affiliate of Borrower, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any member, principal or affiliate of Borrower;

(10) Seek the dissolution or winding up, in whole or in part, of Borrower;

(11) Fail to correct any known misunderstandings regarding the separate identity of Borrower;

(12) Guarantee or become obligated for the debts of any other entity or person or hold itself out to be responsible for the debts of another entity or person;

(13) Make any loans or advances to any third party, including any member, principal or affiliate of Borrower, or any member, principal or affiliate of any member of Borrower, and shall not acquire obligations or securities of any member, principal or affiliate of Borrower, or any member, general partner, or affiliate of any member of Borrower;

(14) Fail to file its own tax returns, nor file a consolidated federal income tax return with any other entity (unless required by law);

(15) Fail either to hold itself out to the public as a legal entity separate and distinct from any other entity or person or to conduct its business solely in its own name in order not to (i) mislead others as to the identity with which such other party is transacting business, or (ii) suggest that Borrower is responsible for the debts of any third a party (including any member, principal or affiliate of Borrower, or any member, principal or affiliate thereof);

(16) Hold itself out as or be considered as a department or division of (i) any principal, member or affiliate of Borrower, (ii) any affiliate of a principal or member of Borrower, or (iii) any other person or entity;

(17) Fail to maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other person or entity.

(18) Have its assets listed on the financial statement of any other entity;

(19) Fail to pay the salaries of its own employees (if any) from its own funds;

(20) Fail to allocate fairly and reasonably any overhead expenses that are shared with an affiliate, including paying for office space and services performed by any employee of an affiliate; or

(21) Pledge its assets for the benefit of any other person or entity, other than with respect to the loan evidenced by the Note, except as otherwise specifically permitted under Paragraph 16.

16. No Secondary Financing. Subject to Paragraph 9, Borrower shall not create or permit to be created or to remain any lien on the Secured Property or any part thereof, other than the lien of this Mortgage.

17. Prohibition on Transfer. (a) Borrower shall not, by operation of law or otherwise, sell, convey, transfer or encumber, or allow the sale, conveyance, transfer or encumbrance, of the Secured Property, or any possessory rights therein, whether legal or equitable (including rents, issues or profits arising therefrom), nor shall any ownership interest in Borrower be transferred, pledged or encumbered, without the prior written consent of Lender, in Lender’s sole and absolute discretion.

(b) Notwithstanding anything to the contrary set forth in this Paragraph 17, provided that there shall not then exist any “Event of Default” (as defined in Paragraph 19), Borrower shall have a one-time right to transfer the Secured Property to a bona fide third party purchaser (a “Purchaser”), which Purchaser shall be subject to Lender’s consent and approval, in Lender’s sole and absolute discretion. The Purchaser shall be required to assume all of Borrower’s liabilities and obligations under the Note, this Deed and all other Loan Documents, and upon the closing of such transfer and assumption, Borrower and any guarantor(s) of the Indebtedness shall be relieved from all liability under the Loan Documents, including the Note, first arising or occurring after the date of such transfer and assumption, and Lender shall, upon request, confirm the same in writing to Borrower. Borrower and/or Purchaser shall pay all of Lender’s actual costs and expenses, including attorneys’ fees, in connection with such transfer and assumption, and shall pay to Lender a transfer fee equal to one percent (1.0%) of the outstanding balance of the Note as of the date of such transfer and assumption, and shall execute and provide to Lender such other documents or instruments as Lender may require.

18. Security Agreement. This Deed shall constitute a security agreement with respect to (and Borrower HEREBY GRANTS TO LENDER A SECURITY INTEREST IN AND A LIEN UPON) (i) all personal property and fixtures included in the Secured Property as more specifically described in Clauses (ii), (iv) and (v) of the Granting Clause above, and (ii) the Funds. Borrower will from time to time, at the request of Lender, execute any and all financing statements covering such personal property and fixtures (in a form satisfactory to Lender) which Lender may reasonably consider necessary or appropriate to perfect its security interest. Borrower hereby authorizes Lender to execute, deliver and file any and all required financing statements, continuation statements and other instruments as Lender may require in order to perfect and maintain the security interests granted herein.

19. Events of Default. Each of the following occurrences shall constitute an event of default hereunder (herein called an “Event of Default”):

(1) Borrower shall fail to pay, when and as due, any installment of interest or principal and interest payable under the Note; or

(2) Borrower shall fail to duly and punctually pay when and as due (i) any payment for taxes, assessments and insurance premiums required by Paragraph 2 to be paid, or (ii) any other charge or payment required under any Loan Document, other than the payment under Subparagraph 19(1), and such failure shall continue for ten (10) days after notice to Borrower; or

(3) Borrower shall default in the performance of or breach its agreements contained in Paragraph 15(e), and such failure shall continue for ten (10) days after notice to Borrower; or

(4) Borrower shall fail to provide and maintain the insurance coverage required by Paragraph 10(a); or

(5) Borrower shall fail duly to perform or observe any of the covenants or agreements contained in the Loan Documents (other than a covenant, agreement or default which is elsewhere in this Paragraph 19 or in such other Loan Documents specifically dealt with) and such failure shall continue for thirty (30) days after notice to Borrower (provided, however, that if such default cannot reasonably be cured within such thirty (30) day period, an Event of Default shall not be deemed to exist so long as Borrower has commenced the cure of such default within such thirty (30) day period and is proceeding diligently to cure such default, but in any event, such default must be cured within ninety (90) days after Lender’s notice to Borrower); or

(6) Borrower shall make an assignment for the benefit of its creditors, or Borrower shall generally not be paying its debts as they become due, or a petition shall be filed by Borrower under the United States Bankruptcy Code, or an involuntary petition is filed against Borrower under the United States Bankruptcy Code and is not dismissed within sixty (60) days after such filing, or Borrower shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of a material part of its properties or of the Secured Property or any part thereof or shall not, within sixty (60) days after the appointment (without its consent or acquiescence) of a trustee, receiver or liquidator of any material part of its properties or of the Secured Property, have such appointment vacated; or

(7) A judgment, writ or warrant of attachment or execution, or similar process shall be entered and become a lien on, issued or levied against, the Secured Property or any part thereof and shall not be released, vacated or fully bonded within sixty (60) days after its entry, issue or levy; or

(8) The Secured Property, or any part thereof, or any interest in Borrower, shall be sold, conveyed, transferred, or encumbered, or any possessory rights of Borrower therein transferred (excluding any Taking), whether voluntarily, involuntarily or by operation of law, in breach of the provisions of Paragraph 11 (iv), 16 or 17; or

(9) Any material representation or warranty made by Borrower or any member of Borrower to Lender in connection with the Loan secured hereby proves to be untrue in any material respect when made.

20. Remedies. (a) If there shall occur an Event of Default under this Deed , and such Event of Default has not been cured within any applicable grace or cure period, then this Deed is subject to foreclosure as provided by law, and Lender may, at its option and by or through a nominee, assignee or otherwise, to the fullest extent permitted by law, exercise any or all of the following rights, remedies and recourses, either successively or concurrently:

(1) Acceleration. Accelerate the maturity date of the Note and declare any or all of the Indebtedness secured hereby to be immediately due and payable without any presentment, demand, protest, notice, or action of any kind whatever (each of which is hereby expressly waived by Borrower), whereupon the same shall become immediately due and payable. Upon any such acceleration, payment of such accelerated amount shall constitute a prepayment of the principal balance of the Note and any applicable prepayment fee provided for in the Note shall then be immediately due and payable.

(2) Entry on the Secured Property. Either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court and without regard to the adequacy of its security, enter upon and take possession of the Secured Property, or any part thereof, without force or with such force as is permitted by law and without notice or process or with such notice or process as is required by law unless such notice and process is waivable, in which case Borrower hereby waives such notice and process, and do any and all acts and perform any and all work which may be desirable or necessary in Lender’s judgment to complete any unfinished construction on the Land, to preserve the value, marketability or rentability of the Secured Property, to increase the income therefrom, to manage and operate the Secured Property or to protect the security hereof and all sums expended by Lender therefor, together with interest thereon at the “Default Rate” (as defined in the Note), shall be immediately due and payable to Lender by Borrower on demand and shall be secured hereby and by all of the other Loan Documents securing all or any part of the Indebtedness evidenced by the Note.

(3) Collect Rents. With or without taking possession of the Secured Property, sue or otherwise collect the “Rents” (as defined in the Assignment), including those past due and unpaid.

(4) Appointment of Receiver. Upon, or at any time prior or after, an Event of Default hereunder or any of the Loan Documents or initiating the exercise of any foreclosure by power of sale or any other foreclosure of the security titles, liens and security interests provided for herein or any other legal proceedings or exercise of remedies hereunder, make application to a court of competent jurisdiction for appointment of a receiver for all or any part of the Secured Property, as a matter of strict right and without notice to Borrower and without regard to the adequacy of the Secured Property for the repayment of the Indebtedness secured hereby or the solvency of Borrower or any person or persons liable for the payment of the Indebtedness secured hereby, and Borrower does hereby irrevocably consent to such appointment, waives any and all notices of and defenses to such appointment and agrees not to oppose any application therefor by Lender, but nothing herein is to be construed to deprive Lender of any other right, remedy or privilege Lender may now have under the law to have a receiver appointed; provided, however, that, the appointment of such receiver, trustee or other appointee by virtue of any court order, state or regulation shall not impair or in any manner prejudice the rights of Lender to receive payment of the Rents pursuant to other terms and provisions hereof. Any such receiver shall have all of the usual powers and duties of receivers in similar cases, including, without limitation, the full power to hold, develop, rent, lease, manage, maintain, operate and otherwise use or permit the use of the Secured Property upon such terms and conditions as said receiver may deem to be prudent and reasonable under the circumstances as more fully set forth in Paragraph 20(c) below. Such receivership shall, at the option of Lender, continue until full payment of all of the Indebtedness secured hereby or until title to the Secured Property shall have passed by foreclosure sale under this Deed or deed in lieu of foreclosure.

(5) Foreclosure. If an Event of Default shall occur hereunder and, as a result thereof, the secured Indebtedness is accelerated and is due and payable in full, Borrower hereby grants to Lender the following irrevocable power of attorney: To sell all or any part of the Secured Property at auction, at the usual place for conducting sales at the Courthouse in the County where the Land or any part thereof lies, in Georgia, to the highest bidder for cash, after advertising the time, terms and place of such sale once a week for four (4) weeks immediately preceding such sale (but without regard to the number of days) in a newspaper published in the County where the Land or any part thereof lies, or in the newspaper in which the Sheriffs advertisements for such County are published, or as otherwise provided or required by law, and Lender (or any person on behalf of Lender) may bid and purchase at such sale and thereupon execute and deliver to the purchaser or purchasers at such sale a sufficient conveyance of the Secured Property in fee simple, which conveyance may contain recitals as so the happening of the default on which the execution of the power of sale herein granted depends, and Borrower hereby constitutes and appoints Lender the agent and attorney-in-fact of Borrower to make such recitals and to make such sale and conveyance. The aforesaid power of sale and agency hereby granted are coupled with an interest and are irrevocable, and are granted as cumulative of the other remedies provided hereby or by law for collection of the Indebtedness, and shall not be exhausted by one exercise thereof, but may be exercised until payment in full of all the Indebtedness. Borrower hereby covenants and agrees that the recitals, sale and conveyance so made by Lender shall be binding and conclusive upon Borrower and that the conveyance to be made by Lender shall be effective as to bar the equity of redemption of Borrower in and to the Secured Property, and Lender shall collect the proceeds of such sale and shall pay to Borrower the balance remaining, if any, after payment of the secured Indebtedness and insurance premiums, liens, assessments, taxes and charges, including utility charges, if any, with accrued interest thereon, and all expenses of the sale and of all proceedings in connection therewith, including reasonable attorneys’ fees actually incurred, and any other expenses, charges and payments allowed or provided for by law, after advertising the time, place and terms of sale in accordance with applicable law. The foregoing notwithstanding, Lender may sell, or cause to be sold, any tangible or intangible personal Secured Property, or any part thereof, and which constitutes a part of the security hereunder, in the foregoing manner, or as may otherwise be provided by law. The Lender may bid and purchase at any such sale and may satisfy Lender’s obligation to purchase pursuant to Lender’s bid by canceling an equivalent portion of any Indebtedness then outstanding and secured hereby.

(6) Costs. In the event of foreclosure under this Deed or the exercise of any other remedies by Lender after any default, all expenses incident thereto, including, but not limited to, actual attorneys’ fees and costs, shall be paid by Borrower and secured by this Deed and by all of the other Loan Documents securing all or any part of the Indebtedness evidenced by the Note. The secured Indebtedness and all other obligations secured by this Deed, including, without limitation, interest at the Default Rate, any prepayment charge, fee or premium required to be paid under the Note in order to prepay principal (to the extent permitted by applicable law), actual attorneys’ fees and any other amounts due and unpaid to Lender under the Loan Documents, may be bid by Lender in the event of a foreclosure sale hereunder. In the event of a sale at foreclosure, it is understood and agreed that Lender or its assigns may become the purchaser of the Secured Property or any part thereof.

(7) Partial Foreclosure. Lender may, by following the procedures and satisfying the requirements prescribed by applicable law, foreclose on only a portion of the Secured Property and, in such event, said foreclosure shall not affect the security title and lien of this Deed on the remaining portion of the Secured Property foreclosed.

(8) Other. Exercise any other right or remedy available hereunder, under any of the other Loan Documents or at law or in equity.

(b) Application of Proceeds. To the fullest extent permitted by law, the proceeds of any sale under this Deed shall be applied to the extent funds are so available to the following items in such order as Lender in its discretion may determine:

(1) To payment of the costs, expenses and fees of taking possession of the Secured Property, and of holding, operating, maintaining, using, leasing, repairing, improving, marketing and selling the same and of otherwise enforcing Lender’s right and remedies hereunder and under the other Loan Documents, including, but not limited to, receivers’ fees, court costs, actual attorneys’, accountants’, appraisers’, managers’ and other professional fees, title charges and transfer taxes.

(2) To payment of all sums expended by Lender under the terms of any of the Loan Documents and not yet repaid, together with interest on such sums at the Default Rate.

(3) To payment of the secured Indebtedness and all other obligations secured by this Deed, including, without limitation, interest at the Default Rate and, to the extent permitted by applicable law, any prepayment fee, charge or premium required to be paid under the Note in order to prepay principal, in any order that Lender chooses in its sole and absolute discretion.

The remainder, if any, of such funds shall be disbursed to Borrower or to the person or persons legally entitled thereto.

(c) Rights and Authority of Receiver or Lender in the Event of Default; Power of Attorney. Upon the occurrence of an Event of Default hereunder, which default is not cured within any applicable grace or cure period, and entry upon the Secured Property or appointment of a receiver pursuant to Paragraph 20(a), and under such terms and conditions as may be prudent and reasonable under the circumstances in Lender’s or the receiver’s sole and absolute discretion, all at Borrower’s expense, Lender or said receiver, or such other persons or entities as they shall hire, direct or engage, as the case may be, may do or permit one or more of the following, successively or concurrently: (i) enter upon and take possession and control of any and all of the Secured Property; (ii) take and maintain possession of all documents, books, records, papers and accounts relating to the Secured Property; (iii) exclude Borrower and its agents, servants and employees wholly from the Secured Property; (iv) manage and operate the Secured Property; (v) preserve and maintain the Secured Property; (vi) make necessary repairs and alterations to the Secured Property; (vii) complete any construction or repair of the Secured Property, with such changes, additions or modifications of the plans and specifications or intended disposition and use of the Secured Property as Lender may in its sole reasonable discretion deem appropriate or desirable to place the Secured Property in such condition as will, in Lender’s reasonable discretion, make it or any part thereof readily marketable or rentable; (viii) conduct a marketing or leasing program with respect to the Secured Property, or employ a marketing or leasing agent or agents to do so, directed to the leasing or sale of the Secured Property under such terms and conditions as Lender may in its sole and absolute discretion deem appropriate or desirable; (ix) employ such contractors, subcontractors, materialmen, architects, engineers, consultants, managers, brokers, marketing agents, or other employees, agents, independent contractors or professionals, as Lender may in its sole and absolute discretion deem appropriate or desirable to implement and effectuate the rights and powers herein granted; (x) execute and deliver, in the name of Lender as attorney-in-fact and agent of Borrower or in its own name as Lender, such documents and instruments as are necessary or appropriate to consummate authorized transactions; (xi) enter into such “Leases” (as defined in the Assignment) whether of real or personal Secured Property, under such terms and conditions as Lender may in its sole and absolute discretion deem appropriate or desirable; (xii) collect and receive the Rents from the Secured Property; (xiii) eject tenants or repossess personal Secured Property, as provided by law, for breaches of the conditions of their Leases or other agreements; (xiv) sue for unpaid Rents, payments, income or proceeds in the name of Borrower or Lender; (xv) maintain actions in forcible entry and detainer, ejectment for possession and actions in distress for rent; (xvi) compromise or give acquittance for Rents, payments, income or proceeds that may become due; (xvii) delegate or assign any and all rights and powers given to Lender by this Deed; and (xviii) do any acts which Lender in its sole and absolute discretion deems appropriate or desirable to protect the security hereof and use such measures, legal or equitable, as Lender may in its sole and absolute discretion deem appropriate or desirable to implement and effectuate the provisions of this Deed. This Deed shall constitute a direction to and full authority to any lessee, or other third party who has heretofore dealt or contracted or may hereafter deal or contract with Borrower or Lender, at the request of Lender, to pay all amounts owing under any Lease, contract or other agreement to Lender without proof of the default relied upon. Any such lessee or third party is hereby irrevocably authorized to rely upon and comply with (and shall be fully protected by Borrower in so doing) any request, notice or demand by Lender for the

Lender for the payment to Lender of any Rents or other sums which may be or thereafter become due under its Lease, contract or other agreement, or for the performance of any undertakings under any such Lease, contract or other agreement, and shall have no right or duty to inquire whether any default under this Deed or under any of the other Loan Documents has actually occurred or is then existing. Borrower hereby constitutes and appoints Lender, its assignees, successors, transferees and nominees, as Borrower’s true and lawful attorney-in-fact and agent, with full power of substitution in the Secured Property, in Borrower’s name, place and stead, to do or permit any one or more of the foregoing described rights, remedies, powers and authorities, successively or concurrently, and said power of attorney shall be deemed a power coupled with an interest and irrevocable so long as any Indebtedness secured hereby is outstanding. Any money advanced by Lender in connection with any action taken under this Paragraph 20(c), together with interest thereon at the Default Rate from the date of making such advancement by Lender until actually paid by Borrower, shall be a demand obligation owing by Borrower to Lender and shall be secured by this Deed and by every other instrument securing the secured Indebtedness.

(d) Occupancy After Foreclosure. In the event there is a foreclosure sale hereunder and at the time of such sale, Borrower or Borrower’s representatives, successors or assigns, or any other persons claiming any interest in the Secured Property by, through or under Borrower (except tenants of space in the Secured Property subject to Leases entered into prior to the date hereof), are occupying or using the Secured Property, or any part thereof, then, to the extent not prohibited by applicable law, each and all shall, at the option of Lender or the purchaser at such sale, as the case may be, immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day-to-day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the Secured Property occupied or used, such rental to be due daily to the purchaser. Further, to the extent permitted by applicable law, in the event the tenant fails to surrender possession of the Secured Property upon the termination of such tenancy, the purchaser shall be entitled to institute and maintain an action for unlawful detainer of the Secured Property in the appropriate court of the county in which the Land is located.

(e) Notice to Account Debtors. Lender may, at any time after a default hereunder, which default is not cured within any applicable grace or cure period, notify the account debtors and obligors of any accounts, chattel paper, negotiable instruments or other evidences of indebtedness, to Borrower included in the Secured Property to pay Lender directly. Borrower shall at any time or from time to time upon the request of Lender provide to Lender a current list of all such account Indebtedness and obligors and their addresses.

(f) Cumulative Remedies. All remedies contained in this Deed are cumulative and Lender shall also have all other remedies provided at law and in equity or in any other Loan Documents. Such remedies may be pursued separately, successively or concurrently at the sole subjective discretion of Lender and may be exercised in any order and as often as occasion therefor shall arise. No act of Lender shall be construed as an election to proceed under any particular provisions of this Deed to the exclusion of any other provisions of this Deed or as an election of remedies to the exclusion of any other remedy which may then or thereafter be available to Lender. No delay or failure by Lender to exercise any right or remedy under this Deed shall be construed to be a waiver of that right or remedy or of any default hereunder.

Lender may exercise any one or more of its rights and remedies at its option without regard to the adequacy of its security.

(g) Payment of Expenses. Borrower shall pay on demand all of Lender’s expenses incurred in any efforts to enforce any terms of this Deed, whether or not any lawsuit is filed and whether or not foreclosure is commenced but not completed, including, but not limited to, legal fees and disbursements, foreclosure costs and title charges, together with interest thereon from and after the date incurred by Lender until actually paid by Borrower at the Default Rate, and the same shall be secured by this Deed and by all of the other Loan Documents securing all or any part of the Indebtedness.

(h) Subrogation. If any or all of the proceeds of the Note have been used to extinguish, extend or renew any Indebtedness heretofore existing against the Secured Property, then, to the extent of the funds so used, Lender shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Secured Property heretofore held by, or in favor of, the holder of such Indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Lender and are merged with the lien and security interest created herein as cumulative security for the repayment of the Indebtedness, the performance and discharge of Borrower’s obligations hereunder, under the Note and the Other Security Documents and the performance and discharge of the Other Obligations.

(i) Waiver. BORROWER HEREBY WAIVES ANY RIGHT BORROWER MAY HAVE UNDER THE CONSTITUTION OR THE LAWS OF THE STATE OF GEORGIA OR THE CONSTITUTION OR THE LAWS OF THE UNITED STATES OF AMERICA TO NOTICE, OTHER THAN EXPRESSLY PROVIDED FOR IN THIS DEED, OR TO A JUDICIAL HEARING PRIOR TO THE EXERCISE OF ANY RIGHT OR REMEDY PROVIDED BY THIS DEED TO SECURE DEBT, SECURITY AGREEMENT AND FINANCING STATEMENT TO THE LENDER AND BORROWER WAIVES BORROWER’S RIGHTS, IF ANY, TO SET ASIDE OR INVALIDATE ANY SALE DULY CONSUMMATED IN ACCORDANCE WITH THE PROVISIONS OF THIS DEED TO SECURE DEBT, SECURITY AGREEMENT AND FINANCING STATEMENT ON THE GROUNDS (IF SUCH BE THE CASE) THAT THE SALE WAS CONSUMMATED WITHOUT A PRIOR JUDICIAL HEARING. BORROWER WAIVES ALL RIGHT OR EQUITY OF REDEMPTION IN THE SECURED PROPERTY AFTER A FORECLOSURE SALE. ALL WAIVERS BY BORROWER IN THIS PARAGRAPH HAVE BEEN MADE VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY, AFTER BORROWER HAS BY BORROWER’S ATTORNEY BEEN FIRST APPRISED OF AND COUNSELED WITH RESPECT TO BORROWER’S POSSIBLE ALTERNATIVE RIGHTS.

BORROWER’S INITIALS:

(j) Other Rights, etc. The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Deed. Borrower shall not be relieved of Borrower’s obligations hereunder by reason of (i) the failure of Lender to comply with any request of Borrower, to take any action to foreclose this Deed or otherwise enforce any of the provisions hereof or of the Note or the other Loan Documents, (ii) the release, regardless of consideration, of the whole or any part of the Secured Property, or of any person liable for the

Indebtedness or any portion thereof, or (iii) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Deed or the other Loan Documents. It is agreed that the risk of loss or damage to the Secured Property is on Borrower, and Lender shall have no liability whatsoever for decline in value of the Secured Property, for failure to maintain insurance, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Lender shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Secured Property or collateral not in Lender’s possession. Lender may resort for the payment of the Indebtedness to any other security held by Lender in such order and manner as Lender, in its discretion, may elect. Lender may take action to recover the Indebtedness, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to foreclose this Deed . The rights of Lender under this Deed shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

(k) Right to Release Any Portion of the Secured Property. Lender may release any portion of the Secured Property for such consideration as Lender may require without, as to the remainder of the Secured Property, in any way impairing or affecting the lien or priority of this Deed , or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Lender for such release, and may accept by assignment, pledge or otherwise any other Secured Property in place thereof as Lender may require without being accountable for so doing to any other lienholder. This Deed shall continue as a lien and security interest in the remaining portion of the Secured Property.

21. Estoppel Certificate. Borrower agrees at any time and from time to time, upon not less than fifteen (15) days’ prior notice by Lender, to execute, acknowledge and deliver, without charge, to Lender or to any person designated by Lender, a statement in writing certifying: that this Deed is unmodified (or if there have been modifications, identifying the same by the date thereof and specifying the nature thereof); the principal amount then secured hereby and the unpaid balance of the Note; that Borrower has not received any notice of an Event of Default hereunder that has not been cured, if such be the case; that Borrower to its knowledge has no claims or offsets against Lender (or if Borrower has any such claims, specifying the same); and the dates to which the interest and the other sums and charges payable by Borrower pursuant to the Note have been paid. Upon reasonable advance written request, Lender shall provide Borrower a statement in writing respecting the unpaid balance of the Note and whether, to the knowledge of Lender, any Event of Default exists.

22. Forbearance Not a Waiver; Rights and Remedies Cumulative. No delay by Lender in exercising any right or remedy provided herein or otherwise afforded by law or equity shall be deemed a waiver of or preclude the exercise of such right or remedy, and no waiver by Lender of any particular provision of this Deed shall be deemed effective unless in writing signed by Lender. All such rights and remedies provided for herein or which Lender or the holder of the Note may have otherwise, at law or in equity, shall be distinct, separate and cumulative and may be exercised concurrently, independently or successively in any order whatsoever, and as often as the occasion therefor arises. Lender’s taking action pursuant to Paragraph 13, or receiving proceeds, awards or damages pursuant to Paragraphs 10 or 14, shall not impair any right or remedy available to Lender under Paragraph 20. Acceleration of maturity of the Note, once claimed hereunder by Lender, may, at the option of Lender, be rescinded by written acknowledgment to that effect by Lender, but the tender and acceptance of partial payments alone shall not in any way affect or rescind such acceleration of maturity of the Note.

23. Successors and Assigns Bound; Number; Gender; Agents: Captions; Amendments; Attorneys’ Fees. The covenants and agreements herein contained shall bind, and the rights hereunder shall inure to, the respective heirs, legal representatives, successors and assigns of Lender and Borrower; provided, however, that this Paragraph 23 shall not limit the effect of Subparagraph 19(8). Wherever used, the singular number shall include the plural, and the plural the singular, and the use of any gender shall apply to all genders. The captions and headings of the paragraphs of this Deed are for convenience only and are not to be used to interpret or define the provisions hereof. Wherever a reference is made to a Paragraph or a Subparagraph, such reference shall be a reference to a Paragraph or Subparagraph of this Deed , unless otherwise specifically indicated. No amendment of this Deed shall be effective unless in a writing executed by Borrower and Lender. Wherever in this Deed, the Note or any other Loan Document, reference is made to Lender’s “attorneys’ fees,” such reference shall be deemed to mean the actual attorneys’ fees incurred by Lender, without the statutory presumption.

24. Notices. (a) Except to the extent applicable law shall require otherwise, all notices hereunder shall be in writing, and shall be deemed to have been sufficiently given or served for all purposes when presented personally or, if sent by mail, on the third (3rd) business day after being deposited in the United States Mail, postage prepaid, certified with return receipt requested, or if sent by commercial courier, on delivery. Any notices delivered hereunder shall be addressed as follows unless otherwise notified in accordance herewith:

Borrower:	RT Deerfield I, LLC
c/o CBRE Operating Partnership, L.P.
865 South Figueroa Street, Suite 3500
Los Angeles, California 90017
Attn: Jack A. Cuneo

Lender:	Allianz Life Insurance Company of North America
c/o Allianz of America, Inc.
55 Greens Farms Road
Post Office Box 5160
Westport, Connecticut 06881-5160
Attn: Real Estate Department

(b) Borrower and all other parties to this Deed hereby request a copy of any notice of default and a copy of any notice of sale hereunder be mailed to them at the address set forth in Paragraph 24(a).

25. Governing Law; Severability. This Deed shall be governed by and construed in accordance with the laws of the State of Georgia. In the event that any provision or clause of this

Deed conflicts with applicable law, such conflict shall not affect other provisions of this Deed which can be given effect without the conflicting provisions, and to this end the provisions of this Deed are declared to be severable.

26. Counterparts. This Deed may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

27. Production of Documents. Borrower shall, while this Deed is in full force and effect, furnish Lender with such documents, instruments and papers as Lender may request from time to time in order for Lender to effectuate a sale or a participation in the loan evidenced by the Note and this Deed ; provided, however, that no such documents, instruments or papers, or participation, shall amend or modify any liability or obligation of Borrower under any Loan Documents, or create any additional liability or obligation of Borrower, without the prior written consent of Borrower.

28. Waiver of Marshaling. Borrower, any party who consents to this Deed and any party who now or hereafter acquires a lien on the Secured Property and who has actual or constructive notice of this Deed hereby waives any and all right to require the marshaling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.

29. Fixture Filing. From the date of its recording, this Deed shall be effective as a financing statement filed as a fixture filing with respect to all goods constituting part of the Secured Property (as more particularly described in item (ii) of the Grant of Deed ) which are or are to become fixtures related to the real estate described herein. For this purpose, the following information is set forth:

(i)	Name and Address of Debtor:

RT Deerfield I, LLC

c/o CBRE Operating Partnership, L.P.

865 South Figueroa Street, Suite 3500

Los Angeles, California 90017

Attn: Jack A. Cuneo

(Organization No. 3960960)

(ii)	Name and Address of Secured Party:

Allianz Life Insurance Company of North America

c/o Allianz of America, Inc.

55 Greens Farms Road

Post Office Box 5160

Westport, Connecticut 06881-5160

Attn: Real Estate Department

(iii)	This document covers goods which are or are to become fixtures.

(iv)	The name of the record owner of the Land is the Debtor described above.

30. Limitation on Liability. Notwithstanding anything to the contrary contained herein or in any other Loan Document, but without in any manner affecting the lien of this Deed or the validity of any other Loan Document, this Deed and all of Borrower’s obligations hereunder are subject to the provisions of Paragraph C.9 of the Note, which are incorporated herein by this reference.

31. Further Documentation. At any time and from time to time until payment in full of the Indebtedness, Borrower will, at the request of Lender, promptly execute and deliver to Lender such additional instruments as may be reasonably required further to evidence the lien of this Deed and further to protect the security interest of Lender with respect to the Secured Property intended to be created under this Deed , including, without limitation, additional security agreements, financing statements and continuation statements. Any expenses incurred by Lender in connection with the preparation and recordation of any such instruments, including, but not limited to reasonable attorneys’ fees, shall become additional Indebtedness of Borrower secured by this Deed. Unless Borrower and Lender agree in writing to other terms of repayment, such amounts shall be immediately due and payable, and shall bear interest from the date of disbursement at the interest rate stated in the Note, unless collecting from Borrower of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from Borrower under applicable law.

32. Release. Upon payment and performance of all obligations secured by this Deed, Lender shall, upon request of Borrower, but in no event later than the time prescribed by law, cancel and surrender the security interest in this Deed from the Secured Property, and Lender shall furnish Borrower with a properly executed and recordable instrument evidencing such cancellation and surrender.

33. Consent to Jurisdiction; Waiver; Other Forums. (a) Any suit, action or proceeding arising out of or relating to this Deed or any other Loan Document, or any action or proceeding to execute on or otherwise enforce any judgment arising out of an Event of Default or other default under this Deed or any other Loan Document can be brought by Lender in the applicable federal district court or in the applicable state court for Fulton County, Georgia (collectively, the “Courts”). By executing and delivering this Note, Borrower, its successors and assigns, hereby irrevocably and unconditionally agrees not to assert in any proceeding before the Courts or any other court or tribunal, by way of motion, as a defense or otherwise, any claim contesting or challenging the personal jurisdiction of the Courts. In addition, Borrower irrevocably waives, to the fullest extent permitted by law, (i) any objection that it may now or hereafter have to the laying of venue in the Courts for any suit, action or proceeding arising out of or relating to this Deed or any other Loan Document or (ii) any objection that such suit, action or proceeding brought in the Courts has been brought in an inconvenient forum.

(b) Nothing in this Paragraph 33 or in any other Loan Document shall be deemed to preclude Lender from bringing a suit, action or proceeding arising out of or relating to this Deed or the Loan Documents in any other jurisdiction.

34. Future Advances and Obligations. This Deed secures all future advances and obligations of Borrower to Lender, both optional and obligatory. The total amount of obligations and advances secured hereby may decrease or increase from time to time, but at no time shall the total principal sum of such advances and obligations, excluding sums expended or incurred by

Lender for the protection of the Secured Property and the security interest herein created, exceed $29,250,000.00.

35. Non-Residential Status of Secured Property. Borrower represents and warrants to Lender that none of the Secured Property is to be used as a dwelling place by Borrower at the time this Deed is entered into and, accordingly, the notice requirement of O.C.G.A. §§44-14-162.3 shall not be applicable to any exercise of the power of sale contained in this Deed.

36. Commercial Transaction. The interest of Lender hereunder and the obligations of Borrower for the Indebtedness arise from a “commercial transaction” within the meaning of O.C.G.A. §44-14-260(1). Accordingly, pursuant to O.C.G.A. §44-14-263, Borrower waives any and all rights which Borrower may have to notice prior to seizure by Lender of any interest in personal property of Borrower which constitutes part of the Secured Property, whether such seizure is by writ of possession or otherwise, and also waives the requirement for any bond in connection with any writ of immediate possession sought by Lender.

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IN WITNESS WHEREOF, Borrower has executed this Deed to Secure Debt and Security Agreement under seal as of the day and year first above written.

RT DEERFIELD I, LLC, a Delaware limited liability company

By:
Jack A. Cuneo, Manager and President

Signed, sealed and delivered

In the presence of:

Witness

Name: Jeffrey H. Weitzman

Notary Public

Name: Josephine Cocjin Lozano

My Commission Expires:

March 23, 2010

Exhibit A - Legal Description

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